Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION

PURSUANT TO SECTION 265 OF THE

DELAWARE GENERAL CORPORATION LAW

1.)                                The jurisdiction where the Non-Delaware Corporation first formed is the State of Nevada.

2.)                                The jurisdiction immediately prior to filing this Certificate is the State of Nevada.

3.)                                The date the Non-Delaware Corporation first formed is September 18, 2002.

4.)                                The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Lpath, Inc.

5.)                                The name of the Corporation as set forth in the Certificate of Incorporation is Lpath, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 10th day of July, 2014.

LPATH, INC.

By:	/s/ Gary Atkinson
Gary Atkinson, Chief Financial Officer